Press Release #201434	FOR IMMEDIATE RELEASE	July 14, 2014

Municipal Approval for Enertopia Joint Venture in Burlington, Ontario

Kelowna, BC, July 14, 2014 Enertopia Corp. (ENRT-OTCQB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce that Municipal approval has been granted for the production, cultivation and sale of Medical Marihuana under the MMPR regulations in appropriately zoned locations. Previously announced only as being located in the Greater Toronto Area, now that Municipal approval has been obtained Enertopia is happy to announce the facility location as Burlington, Ontario.

The evaluation procedures of the City of Burlington were followed, including presentations made to city officials and opportunities for public feedback and input. Enertopia is pleased that the City of Burlington showed community leadership and vision in implementing a thoughtful series of rules for the cultivation of medical marijuana in accordance with Federal Health Canada regulations.

“It needs to be mentioned that there was no negative feedback during the public hearing process, a true testament to growing acceptance of Medical Marihuana being used as a medicine for people in pain or other chronic conditions,” said Robert McAllister, CEO of Enertopia Corp.

Now that the City of Burlington has passed a bylaw permitting medical marijuana production facilities, Enertopia expects that the joint venture license application to Health Canada will be submitted soon.

The bylaw approving the medical marijuana facility zoning was passed by Burlington officials on June 9th, and the period of time when appeals were allowed to be heard expired on July 9, 2014. Notice of passing of the Bylaw was provided on July 10, and at this time the bylaw is in existence. A total of 720,000 restricted common shares will be issued to a number of persons in accordance with previously entered agreements, upon reaching the municipal approval milestone.

The Enertopia/ Lexaria joint venture, as previously reported, is for a building of approx 30,000 sq ft for first phase design, with a right of first refusal obtained for approx another 45,000 sq ft. Since the original announcement of this facility on April 10, 2004, a great deal of progress has been made regarding the state of the art design concepts expected to be implemented.

The joint venture has engaged David Hyde & Associates for security design and implementation. David Hyde & Associates is a full service security management and business risk consulting and training practice that offers independent, high quality advisory services underpinned by real-world security and risk management experience. David Hyde & Associates, widely acknowledged as one of Canada’s leading security experts, has previously been a security consultant to another existing company that has already received their license under the MMPR program.

The joint venture has also engaged KNY Architects Inc, a design and planning firm headquartered in Burlington that has been in business for over 55 years. They have completed hundreds of projects across Canada, USA, and the Ukraine.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Separately, Enertopia has accepted the resignation of Chris Hornung as Assistant Operations Manager.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP.

To learn more about Enertopia Corp. visit www.enertopia.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ken Faulkner, Business and Institutional Development: (250) 765-3630
Clark Kent, Media Inquiries: (647) 519-2646

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation of clean energy projects, oil & gas projects, , competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There is no assurance that the medical marijuana business will provide any benefit to the Company, and no assurance that any proposed new facility will be built or proceed, nor that municipal or Health Canada regulatory approvals will be obtained. There is no assurance that any municipality where proposed facilities are located will retain its approval for a medical marijuana production facility.

The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.